Exhibit 99.1 Sealed Air Corporation 8215 Forest Point Blvd. Charlotte, NC 28273

For release: February 10, 2016

SEALED AIR REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

•	2015 Adjusted EBITDA of $1.17 Billion or 16.7% of Net Sales; Free Cash Flow of $595 Million

•	2015 Adjusted EPS of $2.59, compared to Adjusted EPS of $1.86 in 2014; 2015 Reported EPS of $1.62, compared to 2014 reported EPS of $1.20

•	Company Provides Full Year 2016 Outlook for Net Sales, Adjusted EBITDA, Adjusted EPS and Free Cash Flow

CHARLOTTE, N.C., Wednesday, February 10, 2016 – Sealed Air Corporation (NYSE: SEE) today announced financial results for fourth quarter and full year 2015. Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “In 2015, net sales increased 3% on an organic basis to $7.0 billion. Adjusted EBITDA margins expanded 230 basis points and Free Cash Flow was $595 million. This is the third consecutive year where we executed on our commitments and delivered year-over-year operational improvements irrespective of the economic environment. In 2016, we estimate organic net sales growth of 3.5% and adjusted EBITDA to be in the range of $1.17 billion to $1.19 billion, an organic increase of 7% to 9%. Additionally, we expect to generate approximately $550 million in Free Cash Flow in 2016 including a planned increase in capital expenditures to $275 million from $184 million in 2015. Our performance in 2016 will be driven by ongoing productivity improvements, further adoption of our more advanced product portfolio, and early successes with our Change the Game initiatives. All of this will accelerate future growth and drive margin expansion,” continued Mr. Peribere.

Unless otherwise stated, all results compare fourth quarter 2015 results to fourth quarter 2014 results. Year-over-year financial discussions present operating results as reported, and on an organic or constant dollar basis. Constant dollar refers to unit volume and price/mix performance and excludes the impact of currency translation from all periods referenced. Organic refers to unit volume and price/mix performance and excludes the impact of currency translation and the results from the divestiture of the North American foam trays and absorbent pads business, which was divested on April 1, 2015 and the divestiture of the European food trays business in November 2015 (together “divestitures”), from all periods referenced. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Adjusted Tax Rate, exclude the impact of special items, such as restructuring charges, Venezuela remeasurement, cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition and certain other infrequent or one-time items. Please refer to the financial statements included with this press release for a reconciliation of Non-U.S. GAAP to U.S. GAAP financial measures.

Full Year 2015 Highlights

•	Food Care delivered positive price/mix of 2.6% with favorable trends across all regions. This was complemented by volume growth of 1.3% primarily attributable to increases in North America, Europe, Middle East and Africa (EMEA) and Asia Pacific. Positive price/mix and volume growth were a result of new product adoption, increased market penetration of advanced packaging solutions and pricing disciplines. Food Care Adjusted EBITDA margins expanded 280 basis points to 20.3% for the full year 2015. This performance was attributable to favorable mix and price/cost spread, higher volumes, as well as cost synergies, partially offset by unfavorable currency translation, higher non-material inflationary costs and divestitures. In 2015, Food Care completed divestitures of non-core assets, which resulted in a decrease of $172 million to net sales and $33 million to Adjusted EBITDA.

•	In Diversey Care, favorable price/mix was 1.9% and volume increased 1.2%. Favorable price/mix was positive across all regions and volume increased in North America, EMEA and Asia Pacific. This performance was attributable to growth within its core customer base and new customer wins primarily in healthcare, building service contractors and food and retail services sectors. Adjusted EBITDA margins expanded 30 basis points to 11.6% for the full year 2015. Margin performance was due to favorable mix and price/cost spread and cost synergies, partially offset by unfavorable currency translation and higher expenses related to targeted investments in sales and marketing, research and development, and the acquisition of Intellibot.

•	In Product Care, strong growth in the e-Commerce and third party logistics markets were offset by rationalization efforts in North America, Latin America and to a smaller extent in EMEA, and weakness in the industrial sectors. This led to a 2.3% decline in volume, partially offset by favorable price/mix of 1.4% for the full year 2015. Price/mix was favorable across all regions. Product Care substantially completed its rationalization efforts in Latin America and its efforts in North America and EMEA are expected to continue through the first half of 2016. While sales declined slightly, Product Care expanded Adjusted EBITDA margins 310 basis points to 20.8% for the full year 2015. This performance was primarily attributable to favorable mix and price/cost spread and cost synergies, partially offset by lower volumes and unfavorable currency translation.

Fourth Quarter and Full Year 2015 Summary

Fourth quarter 2015 net sales of $1.75 billion decreased 11.1% on an as reported basis and 1.5% on a constant dollar basis. For the full year 2015, net sales totaled $7.0 billion, a decrease of 9.3% as reported and 0.6% in constant dollars. Currency had a negative impact on net sales of $190 million in the fourth quarter and $764 million in 2015. Food Care related divestitures also had a negative impact on net sales in the quarter and in 2015. Adjusting for currency translation and divestitures, organic net sales growth was 1.7% in the fourth quarter and 2.8% in the full year as a result of favorable price/mix trends on essentially flat volumes.

On a regional basis, Latin America increased 7.0% on a constant dollar basis in the fourth quarter, and 6.3% for the year. Asia Pacific was essentially flat in the quarter and up 2.4% in constant dollars for the year. On an organic basis, North America declined 0.1% in the fourth quarter and increased 1.6% in 2015, while EMEA was up 2.8% and 3.2% for the fourth quarter and full year, respectively. Food Care and Diversey Care increased sales in North America in the quarter and for the full year.

Adjusted EBITDA for the fourth quarter 2015 was $282 million, or 16.1% of net sales, compared to $282 million, or 14.3% of net sales, in fourth quarter 2014. Adjusted EBITDA results were negatively impacted by currency of $30 million, and divestitures of $11 million. Adjusted EBITDA margins expanded 180 basis points compared to the fourth quarter of 2014. The year-over-year margin increase was primarily attributable to favorable mix and price/cost spread, cost synergies, partially offset by unfavorable currency translation and the impact of divestitures. Excluding currency translation and the impact of divestitures, Adjusted EBITDA delivered organic growth of 14.9% in the fourth quarter.

Full year 2015 Adjusted EBITDA was $1.17 billion, or 16.7% of net sales, compared to $1.12 billion, or 14.4% of net sales, in 2015. Adjusted EBITDA results were negatively impacted by currency of $126 million, and divestitures of $33 million. Adjusted EBITDA margins expanded 230 basis points compared to last year. The 2015 margin increase as compared to 2014 was attributable to favorable mix and price/cost spread and cost synergies, partially offset by higher SG&A costs, unfavorable currency translation and the impact of the divestitures. Excluding currency translation and the impact of divestitures, Adjusted EBITDA delivered organic growth of 19.2% for the full year.

Fourth quarter 2015 net earnings on a reported basis were $124 million, or $0.62 per diluted share as compared to $66 million, or $0.31 per diluted share in the fourth quarter 2014. Net earnings in the fourth quarter of 2015 included $27 million of special items, primarily consisting of restructuring and other associated costs, as well as a loss on the divestiture of our European food trays business. Net earnings in the fourth quarter of 2014 included $60 million of special items, primarily consisting of restructuring and other associated costs, and loss on debt redemption and refinancing activities. Adjusted EPS was $0.76 for the fourth quarter 2015. This compares to Adjusted EPS of $0.59 in the fourth quarter 2014. The Adjusted Tax Rate was 7.6% in the fourth quarter 2015, compared to 9.2% in the fourth quarter 2014. The reduction in the Adjusted Tax Rate was primarily attributable to the recording of net foreign tax credits that were previously deemed not recognizable and a more tax efficient means to repatriate offshore earnings.

Full year 2015 net earnings on a reported basis were $335 million or $1.62 per diluted share as compared to $258 million, or $1.20 per diluted share in the full year 2014. Net earnings in 2015 included $201 million of special items, primarily consisting of restructuring and other associated costs, loss on debt redemption and refinancing activities, as well as a tax reserve recorded in relation to the tax refund received on the Settlement agreement (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014), partially offset by the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition, for which the statute of limitations had expired. Net earnings in 2014 included $141 million of special items, primarily consisting of restructuring and other associated costs, and loss on debt redemption and refinancing activities. Adjusted EPS was $2.59 for 2015. This compares to Adjusted EPS of $1.86 in 2014. The Adjusted Tax Rate was 20.2% in the full year 2015, compared to 22.1% in the full year 2014. The reduction in the Adjusted Tax Rate had a favorable impact on adjusted EPS of $0.06 and was primarily attributable to the recording of net foreign tax credits that were previously deemed not recognizable and a more tax efficient means to repatriate offshore earnings.

In 2015, the Company repurchased approximately 16.1 million shares of its common stock for approximately $802 million. The average diluted shares outstanding as of December 31, 2015 was 207 million as compared to 214 million as of December 31, 2014.

Cash Flow and Net Debt

Cash flow provided by operating activities in 2015 was $968 million. In March 2015, the Company received a tax refund of $235 million related to the payment of funds in connection with the Settlement agreement. Excluding the tax refund, cash flow provided by operating activities in 2015 was $733 million, which is net of $98 million of restructuring and $21 million of SARs payments. This compares with cash used by operating activities of $215 million in 2014, which is net of $108 million of restructuring, $21 million of SARs payments and $930 million related to the Settlement agreement. Capital expenditures were $184 million in the full year 2015 compared to $154 million in 2014.

Free Cash Flow, defined as net cash provided by (used in) operating activities (excluding the Settlement agreement and excess tax benefit) less capital expenditures, was an inflow of $595 million in 2015, compared with $599 million in 2014. The decrease was attributable to unfavorable currency impact, changes in other assets and liabilities and higher capital expenditures, partially offset by lower interest payments and higher earnings.

Compared to December 31, 2014, the Company’s net debt increased $73 million to $4.2 billion as of December 31, 2015. This increase was primarily a result of amounts paid for share repurchases and dividends, partially offset by cash reflecting the tax refund related to the Settlement agreement payment and cash generated from operating activities.

Outlook for Full Year 2016

The Company estimates net sales to be approximately $6.8 billion for the full year 2016, which assumes an unfavorable impact of approximately $400 million or 6% from foreign currency translation. Adjusted for unfavorable currency and a $102 million decline related to 2015 divestitures, net sales in 2016 are expected to increase approximately 3.5% on an organic basis.

Adjusted EBITDA is estimated to be in the range of $1.17 billion to $1.19 billion, which assumes $65 million of unfavorable currency translation. On an organic basis, which excludes unfavorable currency and a reduction of $21 million related to 2015 divestitures, Adjusted EBITDA is expected to increase in the range of 7% to 9%.

Adjusted EPS is expected to be in the range of $2.52 to $2.60. The outlook assumes an Adjusted Tax Rate of 24%. Adjusted EPS guidance excludes the impact of special items.

The Company anticipates 2016 Free Cash Flow to be approximately $550 million, including capital expenditures of approximately $275 million and cash restructuring payments of approximately $110 million.

Conference Call Information

Date:	Wednesday, February 10, 2016
Time:	10:00am (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 713-4213 (domestic)
(617) 213-4865 (international)
Participant Code:	46272827

Conference Call Replay Information

Dates:	Wednesday, February 10, 2016 starting at 2:00pm (ET) through
Friday, March 11, 2016 at 11:59pm (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 286-8010 (domestic)
(617) 801-6888 (international)
Participant Code:	24300098

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2015, the Company generated revenue of approximately $7.0 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, enables a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 23,000 employees who serve customers in 169 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a “constant dollar” or “organic” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment Information,” “Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to U.S. GAAP Net Earnings from Continuing Operations,” “Components of Change in Net Sales by Segment,” and “Components of Changes in Net Sales by Region.” Information reconciling forward-looking non-U.S. GAAP measures to U.S. GAAP measures is not available without unreasonable effort.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2014 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net sales	$1,753.9	$1,973.7	$7,031.5	$7,750.5
Cost of sales	1,117.3	1,301.4	4,444.9	5,062.9

Gross profit	636.6	672.3	2,586.6	2,687.6
As a % of total net sales	36.3%	34.1%	36.8%	34.7%
Selling, general and administrative expenses	408.6	463.5	1,652.3	1,841.3
As a % of total net sales	23.3%	23.5%	23.5%	23.8%
Amortization expense of intangible assets acquired	21.3	26.1	88.7	118.9
Stock appreciation rights (benefit) expense(2)	(0.2)	4.9	3.9	8.1
Restructuring and other charges	10.3	34.1	78.3	65.7

Operating profit	196.6	143.7	763.4	653.6
Interest expense	(55.4)	(65.6)	(227.7)	(287.7)
Impairments of equity method investment	—	—	—	(5.7)
Foreign currency exchange (loss) gain related to Venezuelan subsidiaries(3)	(2.4)	(1.5)	(33.1)	(20.4)
Gain from Claims Settlement(4)	—	—	—	21.1
Gain (Loss) on debt redemption and refinancing activities(5)	0.7	(84.0)	(110.0)	(102.5)
Gain (Loss) on sale of business(6)	(15.3)	—	13.4	—
Other income (expense), net	1.5	3.0	19.9	8.8

Earnings before income tax provision	125.7	(4.4)	425.9	267.2
Income tax provision	2.2	(70.7)	90.5	9.1

Effective income tax rate	1.8%	# %	21.2%	3.4%
Net income	$123.5	$66.3	$335.4	$258.1

Net earnings per common share(7):
Basic:	$0.63	$0.31	$1.63	$1.22

Diluted:	0.62	0.31	1.62	1.20

Dividends per common share	$0.13	$0.13	$0.52	$0.52

Weighted average number of common shares outstanding:
Basic	195.5	209.5	203.9	210.0

Diluted	198.4	212.1	206.7	213.9

#	Not meaningful.
(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	The remaining amount of unvested cash-settled stock appreciation rights (“SARs”) fully vested on March 31, 2015. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.
(3)	Based on changes to the Venezuelan currency exchange rate mechanisms, in the first quarter of 2014, we changed the exchange rate we used to remeasure our Venezuelan subsidiaries’ financial statements into U.S. dollars. As a result, as of December 30, 2014 our excess cash position in our Venezuelan subsidiaries was remeasured at the SICAD 2 rate resulting in a $2 million and $20 million loss for the three and twelve months ended December 30, 2014. As of December 31, 2015, based on further changes in the Venezuelan exchange rate mechanisms and our specific facts and circumstances, we changed the rate used to remeasure all of our Bolivar denominated net monetary assets to the SIMADI rate of 198.6986. As a result of the change, we recorded a remeasurement loss of $2 million and $33 million in the three months and year ended December 31, 2015, respectively.
(4)	As previously disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, on February 3, 2014 we funded the cash consideration ($930 million) and issued the shares reserved under the Settlement agreement as defined therein. As a result, we recognized a gain on Claims Settlement of $21 million, which primarily consisted of the release of certain tax and other liabilities.
(5)	In June 2015, we issued $400 million of 5.5% senior notes due 2025 and €400 million of 4.5% senior notes due 2023 and used the net proceeds of these notes to retire the existing $750 million of 8.375% senior notes due 2021. The aggregate repurchase price was $866 million, which primarily included the principle amount of $750 million, premium of $99 million and accrued interest of $17 million. We recognized a total net pre-tax loss of $111 million in the three months ended June 30, 2015, which included the premiums mentioned above. Also included in the loss on debt redemption was $11 million of accelerated amortization of original non-lender fees related to the 8.375% senior notes.

(6)	In April 2015, we completed the sale of our North American foam trays and absorbent pads business for a pre-tax gain of $27 million and in the fourth quarter, we completed the sale of our European food trays business for a pre-tax loss of $13 million.
(7)	Net earnings per common share is calculated under the two-class method. See our Quarterly Report on Form 10-Q for period ended September 30, 2015 for further details.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	December 31, 2015	December 31, 2014
		Revised(2)

Assets
Current assets:
Cash and cash equivalents	$358.4	$286.4
Marketable securities	1.0	—
Trade receivables, net	758.4	1,002.0
Other receivables	147.5	403.8
Inventories	660.8	688.5
Assets held for sale(2)	10.3	106.4
Other current assets	279.2	131.5

Total current assets	2,215.6	2,618.6
Property and equipment, net	930.7	943.0
Goodwill	2,909.5	2,996.9
Intangible assets, net	784.3	872.2
Other assets, net	585.9	522.5

Total assets	$7,426.0	$7,953.2

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$241.9	$143.3
Current portion of long-term debt	46.6	1.0
Accounts payable	675.3	624.2
Liabilities held for sale (2)	—	13.0
Other current liabilities	843.3	945.7

Total current liabilities	1,807.1	1,727.2
Long-term debt, less current portion	4,302.7	4,282.0
Other liabilities	789.1	781.2

Total liabilities	6,898.9	6,790.4

Stockholders’ equity	527.1	1,162.8

Total liabilities and stockholders’ equity	$7,426.0	$7,953.2

CALCULATION OF NET DEBT (1)

	December 31, 2015	December 31, 2014

Short-term borrowings	$241.9	$143.3
Current portion of long-term debt	46.6	1.0
Long-term debt, less current portion	4,302.7	4,282.0

Total debt	4,591.2	4,426.3
Less: cash and cash equivalents	(414.9)	(322.6)

Net debt	$4,176.3	$4,103.7

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	In January 2015, we completed the sale relating to our building located in Racine, Wisconsin. As of December 31, 2014, the building and certain related assets were included in assets held for sale. Accordingly, we transferred $26 million from assets held for sale as of December 31, 2014. In addition, during the second quarter we completed the sale of our North American foam trays and absorbent pads business. During the first quarter of 2015, the assets and liabilities met the criteria of held for sale classification. Accordingly, we had reclassified $42 million of assets and $6 million of liabilities to held for sale as of December 31, 2014. In the fourth quarter of 2015, we completed the sale of our European food trays business. During the fourth quarter of 2015, the assets and liabilities met the criteria of held for sale classification. Accordingly, we had reclassified $37 million of assets and $7 million of liabilities to held for sale as of December 31, 2014. Additionally, we reclassified $13 million from accounts payable to short-term borrowings related to extended payment terms on a vendor agreement and $36 million from cash to other assets related to cash used as collateral for borrowing agreements.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Year Ended December 31,
	2015	2014
		Revised(2)
Net income	$335.4	$258.1
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities(3)(5)	413.7	647.6
Changes in:
Trade receivables, net	36.7	(27.8)
Inventories	(38.3)	(48.7)
Accounts payable	81.3	146.5
Settlement agreement, and related items (4)	235.2	(929.7)
Excess tax benefit from Common Stock issued in the Settlement agreement(4)	(46.3)	(37.7)
Excess tax benefit from stock based compensation	(13.1)	—
Changes in all other operating assets and liabilities	(36.9)	(223.0)

Cash flow provided by (used in) operating activities	967.7	(214.7)

Capital expenditures for property and equipment	(184.0)	(153.9)
Proceeds from sale of business(5)	94.6	—
Business acquired in purchase transactions, net of cash and cash equivalents acquired	(27.5)	(3.6)
Proceeds from sales of property, equipment and other assets	32.9	16.1
Settlement of foreign currency forward contracts	24.0	15.1

Cash flow (used in) provided by investing activities	(60.0)	(126.3)

Net proceeds from short-term borrowings and long-term debt	212.0	64.7
Cash used as collateral on borrowing arrangements	(20.3)	(36.2)
Repurchase of common stock	(802.0)	(184.0)
Payments for debt issuance costs	—	(24.3)
Payments for debt extinguishment costs	(108.3)	(74.7)
Dividends paid on common stock	(106.8)	(110.9)
Excess tax benefit from Common Stock issued in the Settlement agreement	46.3	37.7
Excess tax benefit from stock based compensation	13.1	—
Proceeds of termination of interest rate swaps	—	3.1
Acquisition of common stock for tax withholding obligations under our Omnibus stock plan and 2005 Contingent Stock Plan	(9.3)	(3.0)

Cash flow (used in) provided by financing activities	(775.3)	(327.6)

Effect of foreign currency exchange rates on cash and cash equivalents	(60.4)	(37.4)

Cash and cash equivalents beginning of period	$286.4	$992.4
Net change in cash and cash equivalents	72.0	(706.0)

Cash and cash equivalents end of period	$358.4	$286.4

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities(4)	$967.7	$(214.7)
Capital expenditures for property and equipment	(184.0)	(153.9)

Free Cash Flow(6)	$783.7	$(368.6)
Settlement agreement and related items (4)	(188.9)	967.4

Free Cash Flow excluding Settlement agreement and related items	$594.8	$598.8

Additional Cash Flow Information:
Interest payments, net of amounts capitalized(7)	$229.7	$710.4

Income tax payments	$101.6	$85.1

SARs payments (less amounts included in restructuring payments)	$20.7	$21.1

Restructuring payments (including associated costs)	$98.3	$108.1

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	For the year ended December 31, 2014, certain amounts related to foreign currency gains and losses, including the remeasurement loss related to Venezuelan subsidiaries in 2014, the settlement of foreign currency forward contracts, and cash flows associated with the extension of payment terms on a vendor payment agreement were misclassified on the Consolidated Statement of Cash Flows. The reclassification of these items resulted in an increase in cash used in operating activities of $13 million, a decrease to cash used in investing activities of $15 million, and an increase of $15 million due to the effect of foreign currency exchange rate changes in cash. Additionally, we reclassified $13 million from accounts payable to short-term borrowings related to extended payment terms on a vendor agreement and $36 million from cash to other assets related to cash used as collateral for borrowing agreements.
(3)	2015 primarily consists of loss on bond redemption of $110 million, depreciation and amortization of $213 million, share-based compensation expense of $61 million, and a remeasurement loss of $33 million, partially offset by a gain on sale of business of $(25) million. 2014 primarily consists of depreciation and amortization of $267 million, profit sharing expense of $54 million, loss on debt redemption and refinancing activities of $103 million and the development grant matter of $14 million and a remeasurement loss of $20 million, partially offset by gain on Settlement agreement of $(21) million.
(4)	During the first quarter of 2015, the Company received the tax refund of $235 million related to the Settlement agreement payment. During the first quarter of 2014, we used $930 million of cash to fund the cash portion of the Settlement agreement and related accrued interest. To fund the cash payment, we used $555 million of cash and cash equivalents and utilized borrowings of $260 million from our revolving credit facility and $115 million from our accounts receivable securitization programs. We recorded an excess tax benefit of $46 million as an out of period adjustment in December 2015 and $38 million in December 2014 related to the 18 million shares of Common Stock issued in the Settlement agreement.
(5)	During the second quarter of 2015, we completed the sale of our North American foam trays and absorbent pads business for net cash proceeds of $76 million, resulting in the recording of a $27 million pre-tax gain and in the fourth quarter we completed the sale of our European food trays business for net cash proceeds of $19 million, resulting in the recording of a $13 million pre-tax loss.
(6)	Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.
(7)	Interest payments in 2014 include $417 million related to the Settlement agreement.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,
	2015			2014
	U.S. GAAP As Reported	Less: Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Less: Special Items(2)	Non-U.S. GAAP Adjusted

Net sales	$1,753.9	$—	$1,753.9	$1,973.7	$—	$1,973.7
Cost of sales	1,117.3	2.1	1,119.4	1,301.4	(4.5)	1,296.9

Gross profit	636.6	(2.1)	634.5	672.3	4.5	676.8
As a % of total net sales	36.3%		36.2%	34.1%		34.3%
Selling, general and administrative expenses	408.6	(11.5)	397.1	463.5	(12.8)	450.7
As a % of total net sales	23.3%		22.6%	23.5%		22.8%
Amortization expense of intangible assets acquired	21.3	—	21.3	26.1	—	26.1
Stock appreciation rights (benefit) expense	(0.2)	0.2	—	4.9	(4.9)	—
Restructuring and other charges	10.3	(10.3)	—	34.1	(34.1)	—

Operating profit	196.6	19.5	216.1	143.7	56.3	200.0
As a % of total net sales	11.2%		12.3%	7.3%		10.1%
Interest expense	(55.4)	—	(55.4)	(65.6)	—	(65.6)
Foreign currency exchange gain (loss) related to Venezuelan subsidiaries	(2.4)	2.4	—	(1.5)	1.5	—
Gain (Loss) on debt redemption and refinancing activities	0.7	(0.7)	—	(84.0)	84.0	—
Gain (Loss) on sale of business (3)	(15.3)	15.3	—	—	—	—
Other income (expense), net	1.5	1.3	2.8	3.0	1.3	4.3

Earnings before income tax provision	125.7	37.8	163.5	(4.4)	143.1	138.7
Income tax (benefit) provision	2.2	10.2	12.4	(70.7)	83.5	12.8

Effective income tax rate(4)	1.8%		7.6%	# %		9.2%

Net income	$123.5	$27.6	$151.1	$66.3	$59.6	$125.9

Net earnings per common share(5):
Diluted	$0.62	$0.14	$0.76	$0.31	$0.28	$0.59

Weighted average number of common shares outstanding:
Diluted	198.4	198.4	198.4	212.1	212.1	212.1

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$216.1			$200.0
Other income (expense), net			2.8			4.3
Depreciation and amortization(6)			63.4			79.1
Write down of non-strategic assets, included in depreciation and amortization			—			(1.9)

Non-U.S. GAAP Adjusted EBITDA			$282.3			$281.5

As a % of total net sales			16.1%			14.3%

#	Not meaningful.
(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Fusion program (“Fusion”), Earnings Quality Improvement Program (“EQIP”) and the Integration and Optimization Program (“IOP”) restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries, stock appreciation rights (“SARs”) expense, losses recorded on debt redemption and refinancing activities, gain/loss on sale of business, income from sale of equity method investment, and a tax reserve recorded in relation to the tax refund received on the Settlement agreement, partially offset by the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition.

(3)	In the fourth quarter we completed the sale of our European food trays business for a pre-tax loss of $13 million.
(4)	Our Adjusted Tax Rate is defined as the effective income tax rate on Non-U.S. GAAP Adjusted Net Earnings.
(5)	Net earnings per common share is calculated under two-class method. See our Quarterly Report on Form 10-Q for period ended September 30, 2015 for further details.
(6)	Depreciation and amortization includes:

	Three Months Ended December 31,
	2015	2014
Depreciation of property, plant and equipment	$30.1	$35.6
Amortization of intangible assets acquired	21.3	26.1
Amortization of deferred share-based compensation	12.0	17.4

Total	$63.4	$79.1

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Year Ended December 31,
	2015			2014
	U.S. GAAP As Reported	Less: Special Items(4)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Less: Special Items(4)	Non-U.S. GAAP Adjusted

Net sales	$7,031.5	$—	$7,031.5	$7,750.5	$—	$7,750.5
Cost of sales	4,444.9	—	4,444.9	5,062.9	(12.6)	5,050.3

Gross profit	2,586.6	—	2,586.6	2,687.6	12.6	2,700.2
As a % of total net sales	36.8%		36.8%	34.7%		34.8%
Selling, general and administrative expenses(2)	1,652.3	(42.9)	1,609.4	1,841.3	(45.9)	1,795.4
As a % of total net sales	23.5%		22.9%	23.8%		23.2%
Amortization expense of intangible assets acquired	88.7	—	88.7	118.9	—	118.9
Stock appreciation rights (benefit) expense	3.9	(3.9)	—	8.1	(8.1)	—
Restructuring and other charges	78.3	(78.3)	—	65.7	(65.7)	—

Operating profit	763.4	125.1	888.5	653.6	132.3	785.9
As a % of total net sales	10.9%		12.6%	8.4%		10.1%
Interest expense	(227.7)	—	(227.7)	(287.7)	—	(287.7)
Impairments of equity method investment	—		—	(5.7)	5.7	—
Foreign currency exchange loss related to Venezuelan subsidiaries	(33.1)	33.1	—	(20.4)	20.4	—
Gain from Claims Settlement	—	—	—	21.1	(21.1)	—
Gain (Loss) on debt redemption and refinancing activities	(110.0)	110.0	—	(102.5)	102.5	—
Gain (Loss) on sale of business (3)	13.4	(13.4)	—	—	—	—
Other income (expense), net	19.9	(8.6)	11.3	8.8	4.9	13.7

Earnings before income tax provision	425.9	246.2	672.1	267.2	244.7	511.9

Income tax provision	90.5	45.5	136.0	9.1	103.9	113.0

Effective income tax rate(4)	21.2%		20.2%	3.4%		22.1%

Net income	$335.4	200.7	$536.1	$258.1	$140.8	$398.9

Net earnings per common share(5):
Diluted:	$1.62	$0.97	$2.59	$1.20	$0.66	$1.86

Weighted average number of common shares outstanding:
Diluted	206.7	206.7	206.7	213.9	213.9	213.9

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$888.5			$785.9
Other income (expense), net			11.3			13.7
Depreciation and amortization(6)			274.5			320.8
Write down of non-strategic assets, included in depreciation and amortization			(0.2)			(2.1)

Non-U.S. GAAP Adjusted EBITDA			$1,174.1			$1,118.3

As a % of total net sales			16.7%			14.4%

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Fusion program (“Fusion”), Earnings Quality Improvement Program (“EQIP”) and the Integration and Optimization Program (“IOP”) restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries, stock appreciation rights (“SARs”) expense, and losses recorded on debt redemption and refinancing activities, gain/loss on sale of business, income from sale of equity method investment, and a tax reserve recorded in relation to the tax refund received on the Settlement agreement, partially offset by the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition.

(3)	During the second quarter of 2015, we completed the sale of our North American foam trays and absorbent pads business for a pre-tax gain $27 million and in the fourth quarter we completed the sale of our European food trays business for a pre-tax loss of $13 million.
(4)	Our Adjusted Tax Rate is defined as the effective income tax rate on Non-U.S. GAAP Adjusted Net Earnings.
(5)	Net earnings per common share is calculated under two-class method. See our Quarterly Report on Form 10-Q for period ended September 30, 2015 for further details.
(6)	Depreciation and amortization includes:

	Year Ended December 31,
	2015	2014
Depreciation of property, plant and equipment	$124.7	$147.8
Amortization of intangible assets acquired	88.7	118.9
Amortization of deferred share-based compensation	61.1	54.1

Total	$274.5	$320.8

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014

Net Sales:
Food Care	$842.3	$985.4	(14.5)%	$3,405.1	$3,835.3	(11.2)%
As a % of Total Company net sales	48.0%	49.9%		48.4%	49.5%
Diversey Care	494.4	535.9	(7.7)%	1,999.1	2,173.1	(8.0)%
As a % of Total Company net sales	28.2%	27.2%		28.4%	28.0%
Product Care	397.7	431.8	(7.9)%	1,540.5	1,655.0	(6.9)%
As a % of Total Company net sales	22.7%	21.9%		21.9%	21.4%

Total Reportable Segments Net Sales	1,734.4	1,953.1	(11.2)%	6,944.7	7,663.4	(9.4)%
Other	19.5	20.6	(5.3)%	86.8	87.1	(0.3)%

Total Company Net Sales	$1,753.9	$1,973.7	(11.1)%	$7,031.5	$7,750.5	(9.3)%

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2015	2014		2015	2014

Adjusted EBITDA:
Food Care	$157.2	$172.2	(8.7)%	$689.8	$670.2	2.9%
Adjusted EBITDA Margin	18.7%	17.5%		20.3%	17.5%
Diversey Care	55.4	58.3	(5.0)%	231.9	245.0	(5.3)%
Adjusted EBITDA Margin	11.2%	10.9%		11.6%	11.3%
Product Care	85.4	77.2	10.6%	321.0	292.7	9.7%
Adjusted EBITDA Margin	21.5%	17.9%		20.8%	17.7%

Total Reportable Segments Adjusted EBITDA	298.0	307.7	(3.2)%	1,242.7	1,207.9	2.9%
Other	(15.7)	(26.2)	(40.1)%	(68.6)	(89.6)	(23.4)%

Non-U.S. GAAP Total Company Adjusted EBITDA	$282.3	$281.5	0.3%	$1,174.1	$1,118.3	5.0%

Adjusted EBITDA Margin	16.1%	14.3%		16.7%	14.4%

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

SEALED AIR CORPORATION

SEGMENT INFORMATION – CONTINUED

SUPPLEMENTARY INFORMATION(1)

RECONCILIATION OF NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA TO

U.S. GAAP NET EARNINGS FROM CONTINUING OPERATIONS

(Unaudited)

(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Non-U.S. GAAP Total Company Adjusted EBITDA	$282.3	$281.5	$1,174.1	$1,118.3
Depreciation and amortization (2)	(63.4)	(79.1)	(274.5)	(320.8)
Special items(3):
Accelerated depreciation of non-strategic assets related to restructuring programs	—	1.9	0.2	2.1
Restructuring and other charges(4)	(10.3)	(34.1)	(78.3)	(65.7)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(11.1)	(13.0)	(42.9)	(35.8)
Development grant matter included in selling, general and administrative expenses(5)	—	—	—	(14.0)
Termination of licensing agreement	—	(5.3)	—	(5.3)
SARs	0.2	(4.9)	(3.9)	(8.1)
Impairments of equity method investment	—	—	—	(5.7)
Foreign currency exchange (loss) gains related to Venezuelan subsidiaries	(2.4)	(1.5)	(33.1)	(20.4)
Gain (loss) on debt redemption and refinancing activities	0.7	(84.0)	(110.0)	(102.5)
Gain from Claims Settlement in 2014 and related costs	—	—	—	21.1
Gain (loss) from sale of North American foam trays and absorbent pads business and European food trays business	(15.3)	—	13.4	—
Non-operating charge for contingent guarantee included in other income (expense), net	—	—	—	(2.5)
Other	0.4	(0.3)	8.6	(5.8)
Interest expense	(55.4)	(65.6)	(227.7)	(287.7)
Income tax (benefit) provision	2.2	(70.7)	90.5	9.1

U.S. GAAP net income	$123.5	$66.3	$335.4	$258.1

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	Depreciation and amortization by segment is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Food Care	$26.2	$29.2	$108.0	$121.3
Diversey Care	28.4	27.4	105.4	126.3
Product Care	8.7	10.7	37.5	41.4

Total reportable segments	63.3	67.3	250.9	289.0
Other	0.1	11.8	23.6	31.8

Total Company depreciation and amortization	$63.4	$79.1	$274.5	$320.8

(3)

Includes items we consider unusual or special items. See Note 2 of “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” for further information.

(4)	Restructuring and other charges by segment is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Food Care	$8.4	$14.4	$37.9	$27.3
Diversey Care	(3.3)	12.3	22.2	24.3
Product Care	4.6	7.3	17.2	13.6

Total reportable segments	9.7	34.0	77.3	65.2
Other	0.6	0.1	1.0	0.5

Total Company restructuring and other charges	$10.3	$34.1	$78.3	$65.7

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

(Unaudited)

(In millions)

	Three Months Ended December 31,
	Food Care		Diversey Care		Product Care		Other		Total Company
2014 Net Sales	$985.4		$535.9		$431.8		$20.6		$1,973.7

Volume - Units	11.3	1.1%	3.2	0.6%	(11.3)	(2.6)%	(1.5)	(7.3)%	1.7	0.1%
Price/mix (2)	17.0	1.7%	12.5	2.3%	(0.6)	(0.1)%	3.1	15.1%	32.0	1.6%
Divestitures	(63.6)	(6.4)%	—	—%	—	—%	—	—%	(63.6)	(3.2)%

Total constant dollar change (Non-U.S. GAAP)(3)	(35.3)	(3.6)%	15.7	2.9%	(11.9)	(2.7)%	1.6	7.8%	(29.9)	(1.5)%
Foreign currency translation	(107.8)	(10.9)%	(57.2)	(10.6)%	(22.2)	(5.2)%	(2.7)	(13.1)%	(189.9)	(9.6)%

Total change (U.S. GAAP)	(143.1)	(14.5)%	(41.5)	(7.7)%	(34.1)	(7.9)%	(1.1)	(5.3)%	(219.8)	(11.1)%

2015 Net Sales	$842.3		$494.4		$397.7		$19.5		$1,753.9

	Year Ended December 31,
	Food Care		Diversey Care		Product Care		Other		Total
2014 Net Sales	$3,835.3		$2,173.1		$1,655.0		$87.1		$7,750.5

Volume - Units	52.0	1.3%	25.7	1.2%	(37.9)	(2.3)%	1.3	1.5%	41.1	0.5%
Price/mix (2)	101.2	2.6%	41.4	1.9%	22.1	1.4%	10.9	12.5%	175.6	2.3%
Divestitures	(171.7)	(4.4)%	—	—%	—	—%	—	—%	(171.7)	(2.2)%

Total constant dollar change (Non-U.S. GAAP)(3)	(18.5)	(0.5)%	67.1	3.1%	(15.8)	(0.9)%	12.2	14.0%	45.0	0.6%
Foreign currency translation	(411.7)	(10.7)%	(241.1)	(11.1)%	(98.7)	(6.0)%	(12.5)	(14.3)%	(764.0)	(9.9)%

Total change (U.S. GAAP)	(430.2)	(11.2)%	(174.0)	(8.0)%	(114.5)	(6.9)%	(0.3)	(0.3)%	(719.0)	(9.3)%

2015 Net Sales	$3,405.1		$1,999.1		$1,540.5		$86.8		$7,031.5

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.
(3)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)(2)

(Unaudited)

(In millions)

	Three Months Ended December 31,
	North America		EMEA(3)		Latin America		APAC(4)		Total
2014 Net Sales(1)	$785.4		$691.5		$209.8		$287.0		$1,973.7

Volume - Units	8.6	1.1%	14.3	2.1%	(17.5)	(8.3)%	(3.7)	(1.3)%	1.7	0.1%
Price/mix	(9.3)	(1.2)%	5.1	0.7%	32.0	15.3%	4.2	1.5%	32.0	1.6%
Divestitures	(52.9)	(6.7)%	(10.7)	(1.5)%	—	—%	—	—%	(63.6)	(3.2)%

Total constant dollar change (Non-U.S. GAAP)	(53.6)	(6.8)%	8.7	1.3%	14.5	7.0%	0.5	0.2%	(29.9)	(1.5)%
Foreign currency translation	(11.1)	(1.4)%	(93.6)	(13.6)%	(53.2)	(25.4)%	(32.0)	(11.2)%	(189.9)	(9.6)%

Total change (U.S. GAAP)	(64.7)	(8.2)%	(84.9)	(12.3)%	(38.7)	(18.4)%	(31.5)	(11.0)%	(219.8)	(11.1)%

2015 Net Sales	$720.7		$606.6		$171.1		$255.5		$1,753.9

	Year Ended December 31,
	North America		EMEA(3)		Latin America		APAC(4)		Total
2014 Net Sales	$3,071.9		$2,783.2		$807.5		$1,087.9		$7,750.5

Volume - Units	21.7	0.7%	55.2	2.0%	(51.2)	(6.3)%	15.4	1.4%	41.1	0.5%
Price/mix	28.0	0.9%	34.4	1.2%	102.1	12.6%	11.1	1.0%	175.6	2.3%
Divestitures	(161.0)	(5.2)	(10.7)	(0.4)%	—	—%	—	—%	(171.7)	(2.2)%

Total constant dollar change (Non-U.S. GAAP)	(111.3)	(3.6)%	78.9	2.8%	50.9	6.3%	26.5	2.4%	45.0	0.6%
Foreign currency translation	(37.4)	(1.2)%	(451.7)	(16.2)%	(162.6)	(20.1)%	(112.3)	(10.3)%	(764.0)	(9.9)%

Total change (U.S. GAAP)	(148.7)	(4.8)%	(372.8)	(13.4)%	(111.7)	(13.8)%	(85.8)	(7.9)%	(719.0)	(9.3)%

2015 Net Sales	$2,923.2		$2,410.4		$695.8		$1,002.1		$7,031.5

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	During the second quarter of 2015, the Company underwent a reorganization of its Asia, Middle East, Africa and Turkey region (AMAT). This reorganization involved the transition of the AMAT region to an Asia Pacific region (APAC) and moving the Middle East, Africa and Turkey countries into the Company’s existing European regional organization (EMEA).
(3)	EMEA consists of Europe, Middle East, Africa and Turkey.
(4)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.